SERVICES AGREEMENT
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                    SERVICES AGREEMENT, dated as of September 9, 1997, by
          and between Harvest Partners, Inc., a New York corporation ("Harvest"), and Lund International Holdings, Inc., a Delaware
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          corporation (the "Company").
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                                 W I T N E S S E T H:
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                    WHEREAS, the Company and an affiliate of Harvest
          ("Purchaser") have entered into that certain Governance Agreement of even date herewith (the "Governance Agreement") relating to matters associated with the proposed acquisition by Purchaser of outstanding shares of Common Stock of the Company pursuant to that certain Stock Purchase Agreement of even date herewith among Purchaser and Allan W. Lund and related parties (the "Stock Purchase Agreement"); and

                    WHEREAS, the Company is in the business of designing, manufacturing and marketing a broad line of exterior accessories for new and used light trucks, sport utility vehicles and vans (the "Business"); and
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                    WHEREAS, the Company desires that Harvest provide the
          Company with financial advisory and strategic planning services relating to the Company's business and affairs (collectively, the "Harvest Services"); and
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                    WHEREAS, Harvest has designated two representatives
          with financial and/or management expertise to serve on the Board of Directors of the Company, such representatives to render counsel, guidance and managerial assistance to the Company while serving on the Company's Board of Directors (collectively, the "Director Services").
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                    NOW, THEREFORE, in consideration of the mutual
          covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                    1.   EFFECTIVE DATE.  This Agreement shall be
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          effective as of the closing date under the Stock Purchase
          Agreement (the "Effective Date").
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                    2.   SERVICES.  (a)  Harvest will provide the Harvest
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          Services to the Company from time to time as requested by the
          Board of Directors of the Company. The Harvest Services shall include, without limitation, (i) assisting the Company, generally, with respect to financial and business matters, as the Company's financial advisor, (ii) recommending and assisting the Company in implementing a general strategy in connection with the Company's accomplishing its business plan and anticipated growth;
          (iii) assisting the Company to structure and negotiate acquisitions and dispositions of assets and/or business units;
          (iv) if necessary, locating equity partners and structuring the terms of any such equity investment, (v) communicating with lenders and stockholders, including, assisting in the coordination of investor relation services, (vi) structuring and negotiating refinancings and other lending or borrowing transactions relating to the Company and (vii) such other investment, advisory and related financial services as Harvest or the Company shall, from time to time, deem necessary or appropriate. The Harvest Services may be rendered both through the Harvest Directors (as defined below) and directly by Harvest and its affiliates, provided, however, that the Harvest Services are understood by the parties to be in addition to the Director Services. The Harvest Services shall be strictly advisory in nature and the Company shall be free to accept or reject any such advise in its sole discretion. Harvest shall have no authority to bind or obligate the Company in any way. Nothing contained in this Agreement shall require the Company to exclusively use the services of Harvest in connection with the matters referred to herein as Harvest Services.

                         (b) Harvest hereby agrees to provide the Company with the Director Services, if requested by the Board of Directors of the Company or if Harvest unilaterally elects in accordance with the Governance Agreement. In that event, Harvest hereby agrees to cause two of its principals, directors or designees with financial and/or management expertise to serve on the Company's Board of Directors (the "Harvest Directors"). The
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          Harvest Directors shall provide guidance, counsel and managerial assistance to the Company in providing such Director Services and shall devote such time and attention as is reasonably necessary to provide the Director Services.

                    3.   COMPENSATION.  (a)  Subject to Section 4 below, as
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          full payment for the Harvest Services and the Director Services to be rendered to the Company hereunder (specifically excluding, however, all amounts payable directly by the Company to its directors, including the Harvest Directors, for directors' services), the Company shall pay to Harvest a fee (the "Harvest
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          Fee") equal to $150,000 with respect to the first year (which for
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          purposes of this paragraph 3 shall mean the four consecutive fiscal quarters ending September 30, 1998) of the term hereof, $250,000 with respect to the second year (which for purposes of this paragraph 3 shall mean the four consecutive fiscal quarters ending September 30, 1999) of the term hereof and $400,000 with respect to the third year (which for purposes of this paragraph 3 shall mean the four consecutive fiscal quarters ending
          September 30, 2000) of the term hereof, payable in equal quarterly installments in advance simultaneously with the Company's public release of the Company's earnings following the end of each fiscal quarter of the Company; provided, however, that the first
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          payment, relating to the quarter ending December 31, 1997, shall be made on the date hereof; provided, further, however, that such
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          quarterly installment payments shall only be required if the
          Company's quarterly earnings before interest, taxes, depreciation and amortization ("EBITDA"), as calculated in accordance with
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          generally accepted accounting principles in the United States of
          America as in effect from time to time, applied on a basis consistent with those used in the preparation of the Company's financial statements ("GAAP"), is not less than (i) $1,000,000
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          per fiscal quarter during the first year of the term hereof,
          (ii) $1,375,000 per fiscal quarter during the second year of the term hereof and (iii) $1,750,000 per fiscal quarter during the third year of the term hereof (each such amount being herein called the "Target"). For purposes of this Section 3(a), the quarterly EBITDA of the Company shall be determined by the Chief Financial Officer of the Company, whose determination, in the absence of manifest error, shall be binding and conclusive on Harvest and the Company. Notification of the amount of the Company's quarterly EBITDA, together with a copy of the Chief Financial Officer's certification to the Company of such amount, shall be delivered to Harvest in writing by the Company simultaneously with the public release of the Company's earnings following the end of each fiscal quarter of the Company.

                    (b) Notwithstanding the provisions of Section 3(a) above, payment of the Harvest Fee shall be suspended for each fiscal quarter immediately following a fiscal quarter in which the Company's quarterly EBITDA (plus the cumulative amount, if any, of the EBITDA Excess, as hereinafter defined, for the fiscal quarters preceding the fiscal quarter in which EBITDA did not meet Target) did not meet the Target. To the extent the Company's actual quarterly EBITDA for any quarter exceeds the Target, such excess is hereinafter referred to as the "EBITDA Excess." To the extent the Company's actual quarterly EBITDA for any quarter is less than the Target, such deficiency is hereinafter referred to as the "EBITDA Deficiency". All suspended payments of the Harvest Fee shall accumulate and shall be payable at such time as, with respect to each full fiscal quarter ending prior to termination of this Agreement, the cumulative amount of the EBITDA Excess, on a dollar-for-dollar basis, equals or exceeds the then cumulative amount of the EBITDA Deficiency.

                    (c) The Company, provided prior approval of a majority of the Independent Directors (as defined in the Governance Agreement) is obtained, may pay Harvest negotiated amounts in excess of the Harvest Fee to the extent Harvest provides the Company with investment banking, advisory or other similar Harvest Services in connection with any extraordinary transaction effected by the Company, including any merger, business combination, recapitalization or significant asset acquisition or disposition.

                    (d) Harvest shall not be entitled to reimbursement of out-of-pocket expenses for performing Harvest Services hereunder. Notwithstanding the foregoing, the Harvest Directors shall be entitled to expense reimbursement available to the Company's directors generally.

                    4.   TERM.  This Agreement shall commence on the date
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          hereof and shall terminate upon the earlier of (a) the date immediately preceding the third anniversary of the date of this Agreement, (b) the date on which this Agreement is terminated for cause as provided in Section 7 below, or (c) the date the number of shares of Common Stock Beneficially Owned (as defined in the Stock Purchase Agreement) by Purchaser or any Affiliate or Associate (as defined in the Stock Purchase Agreement) thereof which is a signatory to the Stock Purchase Agreement decreases to less than 50% of the number of Permitted Shares (as defined in the Stock Purchase Agreement).

                    5.   RIGHT TO ENGAGE IN OTHER ACTIVITIES.  The Harvest
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          Services and the Director Services provided herein are not to be deemed exclusive. Nothing contained herein shall restrict Harvest or any of its shareholders, directors, officers, employees or agents from engaging in any other business or devoting time and attention to the management, investment, involvement or other aspects of any other business, including becoming an officer or director thereof, or rendering services of any kind to any other corporation, firm, individual or association. The Company further acknowledges that Harvest, from time to time, may provide investment, management and advisory services to other companies and entities. In addition, the Company acknowledges that Harvest has, and will continue, to render investment and advisory advice and services to certain of the Company's stockholders, including LIH Holdings, LLC, a Delaware limited liability corporation ("LIH"), and LIH's members and their affiliates.

                    6.   CONFIDENTIALITY.  Harvest acknowledges that in
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          connection with the performance of the Harvest Services
          hereunder, it and its employees may have access to the Company's confidential information (as hereinafter defined). Harvest agrees that neither it nor its employees will use or disclose outside the scope of its engagement hereunder any confidential information of the Company and will take normal and reasonable steps to protect the confidentiality of any such confidential information. Confidential Information shall encompass information about the Company's products, business, finances and marketing plans, but shall not include information which
          (i) becomes generally available to the public other than as a result of a disclosure by Harvest or its employees, (ii) was available to Harvest on a non-confidential basis prior to its disclosure to Harvest by the Company, its representatives or agents or (iii) becomes available to Harvest on a non-confidential basis from a source other than the Company, its representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company, its representatives or its agents or otherwise is prohibited from transmitting the information to Harvest or its employees by a confidential, legal or fiduciary obligation.

                    7.   TERMINATION FOR CAUSE.  This Agreement may be
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          terminated for cause by the party whose conduct is not the cause for such termination if (a) either party commits an act of criminal misconduct or gross negligence or neglect in any material respect of its obligations as set forth herein, or
          (b) either party files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or such party files a peti-tion under any chapter of the United States Bankruptcy Code or any other present or future applicable Federal, state or other statute or law regarding bankruptcy, insolvency or other relief for debtors, or any party seeks, or consents to, or acquiesces in the appointment of, any trustee, receiver, conservator or liquidator of itself or of all or any substantial portion of its property, and such petition in bankruptcy, or adjudication as a bankrupt or insolvent entity, is not waived, dismissed or overturned within 60 days from the date of the filing or adjudication in question.

                    8.   ASSIGNMENT.  Neither Harvest nor the Company may
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          assign this Agreement or any of their respective rights or obligations hereunder, except that either of them may assign or transfer this Agreement to any other person who or which acquires all or substantially all of their respective property, business and assets, provided that, in the case of Harvest, the successor
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          to its business employs substantially the same personnel to provide the Harvest Services and the Director Services hereunder.

                    9.   SEVERABILITY.  The invalidity or unenforceability
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          of any provision of this Agreement shall not in any manner or way affect any other provision hereof, and this Agreement shall be construed, if possible, as if amended to conform to legal requirements, failing which it shall be construed as if any such offending provision were omitted.

                    10.  INDEPENDENT CONTRACTOR RELATIONSHIP.  Harvest
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          shall serve as an independent contractor to the Company pursuant to the terms and conditions of this Agreement and this Agreement does not create and shall not be construed to create a relationship of principal and agent, joint venturers, co-partners, employer and employee, or any similar relationship between the Company and Harvest, and the parties hereto expressly deny the existence of any such relationship.

                    11.  GOVERNING LAW.  This Agreement shall be governed
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          by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                    12.  ENTIRE AGREEMENT.  This Agreement constitutes the
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          entire understanding of the parties hereto with respect to the subject matter hereof.

                    13.  BINDING NATURE.  Subject to the restrictions on
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          assignability contained herein, each and all of the covenants, terms, conditions, provisions and agreements herein contained shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns.

                    14.  AMENDMENT, ETC.  The provisions of this Agreement
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          may not be amended, waived, modified or changed except by an instrument in writing signed by all of the parties hereto. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                    15.  COUNTERPARTS.  This Agreement may be executed in
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          any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized on the date first above written.


                              HARVEST PARTNERS, INC.


                              By: /s/ Harvest Partners, Inc.
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                                 Name:
                                 Title:


                              LUND INTERNATIONAL HOLDINGS, INC.


                              By: /s/ Lund International Holdings, Inc.
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                                 Name:
                                 Title: